UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934 Date of
                    Report (Date of earliest event reported):
                                 April 10, 2003

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                              61-1325129
          (State or other jurisdiction                (I.R.S. Employer
        of incorporation or organization)          Identification Number)

              5611 Fern Valley Road                           40228
              Louisville, Kentucky                          (Zip Code)
    (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)



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Item 5. Other Events.


Filed as an exhibit hereto is a News Release, dated April 10, 2003, filed by ThermoView Industries, Inc.


Exhibit No.       Description

99.01     News Release of ThermoView Industries, Inc. dated April 10, 2003.



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ThermoView Industries, Inc.


Date:  April 10, 2003      By:      /s/ Charles L. Smith
                              -------------------------------------------------
                                Charles L. Smith
                                Chief Executive Officer
                                (principal executive officer)



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Exhibit 99.01

Date: April 10th, 2003


THV Launches Online Financing Initiative for Customer Purchases


     LOUISVILLE, Ky., -- When it comes to home improvement projects, the sound of computer keys being tapped might be as common as the high-pitched whir of a power drill or the thud of a hammer blow.

     This month, ThermoView Industries, Inc. (Amex: THV), began rolling out an online initiative to make financing of home improvement projects easier and faster. ThermoView joined with 1st Loan Finder, an Internet-based lending system, to engineer and operate an online system that would expand the number of consumer financing sources and dramatically slice the time it takes for a credit decision.

     "We think this will be a boon for homeowners," said Charles L. Smith, president and CEO of ThermoView. "Once the decision is made to invest in home remodeling, he or she wants it completed as soon as practical -- without any sacrifice of quality. This re-engineering of our consumer finance approach does that and keeps with the many initiatives we've undertaken here at ThermoView to streamline operations and embrace innovation."

     Kentucky-based ThermoView sells and installs home improvements in 17 Midwest and Western states under well-known regional home center brands that include Thomas, Primax, Rolox, Leingang and ThermoView. All of these brands are consolidating under a national brand, "THV, America's Home Improvement Company."

     The online finance system is being rolled out initially at the Primax Home Center subsidiary based in Louisville, and is expected to be introduced in other areas over the next 18 to 24 months.

     It works simply. After the project is agreed upon, a sales representative enters the project information and cost online -- either on a laptop in the living room or back at the office. The automated process eliminates paper applications that are shuttled or faxed to lenders.

     Once the online application is submitted, software on the private and secure loan finder website retrieves credit bureau information and "shops" the potential financing with participating banks and institutions, using underwriting criteria that each has submitted.

     In cases where no institution provides financing, the loan is posted on a special section of the secure website where additional, alternative lenders can decide whether the application meets their criteria.

     All told, ThermoView's consumer finance streamlining should translate into a higher completion of sales, Smith said. The faster the process becomes, Smith said, the fewer potential customers will opt for alternatives such as canceling the home improvement project altogether, or contracting with a competitor. During a business productivity study, ThermoView found that financing
improvements   could  expand  the  percentage  of  sales  from  initial  written contracts.

     That improvement could potentially improve top-line revenues and bring bottom line benefits, Smith said.

Safe harbor statement

     Statements  in this news release that are not  descriptions  of  historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans,"
"anticipates" and "likely" also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially from those currently anticipated due to a number of factors including, but not limited to our history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure, general economic downturn and intellectual property rights. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

About ThermoView Industries, Inc.

     ThermoView is a national company that designs, manufactures, markets and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners. ThermoView's common stock is listed on the American Stock Exchange under the ticker symbol "THV." Additional information on ThermoView Industries is available at http://www.thv.com.

About 1st Loan Finder

     Providing Internet lending services since 1996, 1st Loan Finder provides real-time credit decisions for multiple lender product types, including mortgage, equity loans, equity line of credit, auto loans, credit cards, affinity programs and unsecured loans. 1st Loan Finder provides B2B lending approval systems and custom automated loan approval systems via the Internet, at a low per-transaction fee. No custom software is required. More information is provided at www.firstloanfinder.com

Contacts:
Terry McWilliams
terrym@mozaicir.com
President Mozaic Investor Relations, Inc.
http://www.mozaicir.com 502-326-0478 or 888-340-9822


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